4:

Pursuant to a Board approved vote on March 15, 2007, Fidelity Capital Trust commenced new classes of shares, Fidelity Advisor Small Cap Independence Fund (Class A, Class T, Class B, Class C, and Institutional Class) on May 2, 2007.